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                                                                   Exhibit 10.2

          THIS CONSENT TO SUBLEASE AGREEMENT is made as of June 4, 2002


A M O N G:

               MITEL RESEARCH PARK CORPORATION
               (the "Landlord")

                                    - and -

               ZARLINK SEMICONDUCTOR INC.
               (the "Tenant")

                                    - and -

               METASOLV SOFTWARE CANADA INC.
               (the "Subtenant")

RECITALS:

A. By a lease agreement dated March 27, 2001 (the "Lease"), between the Landlord and the Tenant (formerly Mitel Corporation), the Tenant is the tenant of certain premises described in the Lease and municipally known as 360 Leggett Drive, Ottawa (formerly Kanata), Ontario (the "Leased Premises");

B. Subject to obtaining the consent of the Landlord, the Tenant intends to sublease part of the Leased Premises comprising approximately 31,358 square feet (the "Sublet Premises") to the Subtenant for a term commencing July1, 2002 and ending June 30, 2007 pursuant to a sublease made as of June 2002, a copy of which is attached hereto as Exhibit A (the "Sublease"); and

C. The Subtenant and the Tenant have requested that the Landlord consent to the Sublease and the Landlord has agreed to do so on the terms contained in this Agreement.

NOW THEREFORE in consideration of other good and valuable consideration and the sum of $10.00 now paid by each party to each other party hereto, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, the parties agree as follows:

1.       Consent by Landlord

The Landlord hereby consents to the Sublease subject to the following terms and conditions:

         (a) This consent shall in no way affect or release the Tenant from its liabilities and responsibilities under the terms of the Lease. The Tenant acknowledges that, notwithstanding the terms of the Sublease, it shall remain principally liable and responsible for all liabilities and responsibilities of "Tenant" under the Lease.

         (b) This consent is given without prejudice to the Landlord's rights under the Lease, this consent being limited to the Sublease to the Subtenant, and shall not be deemed to be an authorization for or consent to any further or other assignment or

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                                       -2-

              subletting of either or both the Lease or Sublease or parting with or sharing possession of all or any part of the Leased Premises or the Sublet Premises, except to the extent that the Subtenant is hereby permitted to extend the Subterm as set forth in the Sublease Agreement.

         (c) The Landlord joins in this consent solely to grant its consent and, by doing so, the Landlord does not thereby:

              (i)    make any representations or warranties; or

              (ii) acknowledge or approve of any of the terms of the Sublease as between the Tenant, as sublandlord, and the Subtenant.

Further, other than expressly provided in this consent, nothing contained in the Sublease or this consent shall be construed as modifying, waiving or affecting any of the provisions, covenants and conditions or any of the Landlord's rights or remedies under the Lease.

2.       Covenants by Tenant and Subtenant

In consideration of the Landlord's consent to the Sublease, the Tenant and Subtenant agree as follows:

         (a) The Subtenant covenants that the Sublease shall be subject to and subordinate to the Lease and further covenants and agrees that, except for the payment of Rent and other monetary amounts, which shall be governed by the Sublease, the Subtenant will observe, comply with and perform all terms, conditions and covenants in the Lease and to perform all obligations of any kind whatsoever of the "Tenant" under the Lease as and when the same are due to be performed by the Tenant pursuant to the terms of the Lease and to be subject to all of the Landlord's rights thereunder during the entire term of the Sublease, as though the Subtenant was named "Tenant" under the Lease to the extent that such covenants, obligations, terms and conditions relate to the Sublet Premises. The Subtenant further expressly acknowledges and agrees to be subject to the prohibition in the Lease against assigning, subletting or sharing the occupation, control or possession of the Sublet Premises or any part thereof without the prior written consent of the Landlord, which consent may not be unreasonably withheld.

         (b) The Tenant and Subtenant each represent and warrant that they have dealt with no broker, finder, agent or other person in connection with the Sublease other than the Tenant's broker, Colliers Macaulay Nicolls (Ontario) Inc., and the Subtenant's broker, The Staubauch Ontario Inc. (collectively, the "Brokers"), and agree to indemnify and hold the Landlord harmless from and against any claims or causes of action for a commission or other form of compensation arising from the Sublease, whether advanced by the Broker or any other person or entity. The provisions of this paragraph shall survive the termination of the Lease, the Sublease and any renewal or extension of either or both of them.

         (c) The Tenant and Subtenant jointly and severally acknowledge that there are no covenants, representations, warranties, agreements or conditions expressed or

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         implied, collateral or otherwise forming part of or in any way affecting or relating to the Landlord's consent to the Sublease save as expressly set out herein and that this consent agreement constitutes the entire agreement between the Landlord, the Tenant and the Subtenant with respect to the Sublease and may not be modified except by subsequent agreement in writing and executed by the Landlord, the Tenant and the Subtenant.

3.   Subtenant Waivers

     3.1 The Tenant and Subtenant acknowledge that as a condition to the Landlord's consent to any sublease, the Lease requires the Subtenant to:


         (a) waive any rights it may have as under-lessee under section 21 of the Commercial Tenancies Act, as amended or replaced from time to time (the "Act"), or any like rights under common law and, for the purpose of clarity, agree that notwithstanding the Landlord has consented to the Sublease, the Subtenant shall not claim or apply for an order vesting the term of the Sublease, the Leased Premises, or any part thereof, in the Subtenant, upon the Landlord re-entering the Leased Premises or forfeiting the Lease;

         (b) waive any rights it may have as under-tenant under subsection 32(2) of the Act or any like rights under common law and, for the purpose of clarity, agree that notwithstanding the Landlord has consented to the Sublease, if the Landlord distrains or threatens to distrain any goods or chattels situate on the Sublet Premises, the Subtenant shall not seek to protect such chattels from the Landlord's distress as contemplated by subsection 32(2) of the Act; and

         (c) waive any rights it may have under subsection 39(2) of the Act, or any like rights under common law and, for the purpose of clarity, agree that notwithstanding the Landlord has consented to the Sublease, if a receiving order in bankruptcy, or a winding-up order has been made against the Tenant, agree not to exercise its election as under-lessee to stand in the same position with the Landlord as though the Subtenant were a direct lessee of the Landlord.

     3.2 The Landlord hereby agrees not to require the waiver described in subsection 3.1(b) of this consent. In consideration of the Landlord's agreement, on or before June 14, 2002, the Tenant shall deliver to the Landlord an irrevocable standby demand letter of credit in a form satisfactory to the Landlord, acting reasonably, in the amount of CDN$200,000 (the "Letter of Credit"). The Letter of Credit shall be for a term ending July 15, 2003. On July 1, 2003, the Tenant shall pay to the Landlord CDN$200,000 (the "Cash Security") in replacement of the Letter of Credit, failing which the Landlord may draw upon the Letter of Credit in full, in which case the amount so drawn shall be deemed to be the "Cash Security". Upon receipt of the Cash Payment, the Landlord hereby agrees to immediately cancel the Letter of Credit. (The Letter of Credit and Cash Security are

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         hereinafter jointly and severally called the "Distress Security"). The
         Letter of Credit shall be issued by a Schedule 1 Canadian chartered bank (the "Bank"). The Distress Security shall be held by the Landlord throughout the term of the Sublease, as renewed or extended (whether by agreement, overholding or otherwise) (the "Sublease Term"), as security in lieu of the Landlord's right of distress with respect to the goods and chattels of the Subtenant situate on the Sublet
         Premises, irrespective of:

         (a)  the unenforceability of the Sublease as against the Subtenant;

         (b) the termination of any obligation of the Subtenant under the Sublease by operation of law or otherwise; or

         (c) the bankruptcy, insolvency, dissolution, winding-up or other liquidation of either or both the Tenant or Subtenant, including without limitation, the repudiation or either both the Lease or Sublease, or any surrender or disclaimer of either or both the Lease or Sublease by a trustee in bankruptcy of the Tenant or Subtenant, respectively.

         The obligations of the Bank under the Letter of Credit shall be absolute and unconditional, and the Distress Security shall be in no way released, discharged or reduced, and the rights of the Landlord shall be in no way prejudiced or impaired by any negligent, delay or forbearance of the Landlord in demanding, requiring or enforcing performance by the Tenant or any other obligated person of any of its obligations under the Lease or by granting any extensions of time for performance, or by waiving any performance (except as to the particular performance which has been waived) or by permitting or consenting to any assignment or by the bankruptcy, receivership, insolvency or any other creditors' proceedings of or against the Tenant or Subtenant, or by the winding-up or dissolution of the Tenant or Subtenant, or by any other event or occurrence which would have the effect at law of terminating the existence of obligations of the Tenant prior to the termination of the Lease or by any agreements or other dealings between the Tenant and the Landlord having the effect of amending or altering the Lease or the obligations of the Landlord thereunder or by any want of notice by the Landlord to the Bank of any default of the Tenant or by any matter, thing, act or omission of the Landlord whatsoever.

         If at any time during the Sublease Term, the Tenant defaults in its payment of Rent under the Lease and does not remedy such default in accordance with the terms of the Lease, irrespective of the matters referred to in this section, the Landlord, at its option, may, in addition to any and all other rights and remedies provided for in the Lease or by law, immediately draw down the amount of the Rent then in arrears from the Distress Security and apply such amount firstly to the Landlord's costs and expenses (including without limitation, legal fees) reasonably incurred in this regard, then to such arrears of Rent together with interest thereon at the Stipulated Rate of Interest. For the purpose of clarity, it is agreed and understood that if the Rent then in arrears exceeds the amount of the Distress Security then remaining to be drawn upon by the Landlord, such excess arrears shall remain immediately due and payable and the Landlord shall have

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         available to it any and all of its other rights and remedies provided for in the Lease or by law. In the event the Landlord draws down upon the Distress Security, the Tenant shall, within ten (10) days after demand by the Landlord, remit to the Landlord a further cash deposit in an amount sufficient to restore the total amount of the Distress Security to CDN$200,000.

         If, throughout the Sublease Term, the Tenant promptly pays all Rent payable by the Tenant to the Landlord pursuant to the terms of the Lease, the Landlord shall return the Distress Security to the Tenant without interest within ten (10) days following receipt of notice from the Tenant that the Sublease Term has expired and the Subtenant has vacated the Sublet Premises.

3.3      Termination of Lease

         The Subtenant acknowledges and agrees that it has no greater interest in the Sublet Premises then the Tenant under the Lease and that if the Lease is terminated for any reason whatsoever, repudiated or disclaimed, the Sublease shall thereupon terminate forthwith.

         The Subtenant covenants and agrees that if the Lease is terminated for any reason whatsoever, save and except pursuant to section 8.1 of the Lease, or if the Tenant commits an act of bankruptcy and the Lease is thereafter repudiated or disclaimed (and whether such termination, repudiation or disclaimer occurs before or after the commencement of the Sublease Term), then the Subtenant shall:

           (a) to the extent of unpaid rent payable under the Sublease, cure the Rent default under the Lease; and

           (b) forthwith rectify all other defaults under the Lease up to the date of such termination, repudiation or disclaimer to the extent that such defaults relate to matters for which the Subtenant is responsible pursuant to the terms of the Sublease or this consent;

         and enter into a new direct lease (the "New Lease") for the Sublet Premises with the Landlord, as landlord, commencing upon the later:

           (i) the date of the termination, repudiation or disclaimer of the Lease; or

          (ii) July 1, 2002, being the commencement date of the Sublease;

         for the balance of term of the Sublease, and otherwise on the same terms and conditions as are contained in the Lease (save and except section 5.3 (Building and Pedestal Signage), the last sentence of section 7.1 (Tenant Repair), Schedule "G" (Tenant Signage), the "Excepted Transfer" provisions of sections 12.2 and 12.5, and the Landlord agrees not to require the Study referred to in section 11.5 of the Lease unless at any time the Subtenant brings any Hazardous Substances onto the Complex or uses, generates, stores, handles or manufactures any Hazardous Substances in the Sublet Premises), applied mutatis mutandis, except that the "Permitted Use" and "Business" shall be as set forth in section 4 of this

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          consent, the Landlord shall have the right to relocate the Sublet
          Premises as described in section 3.4 of this consent, and further except that the Basic Rent shall be the then current market basic rent for comparable premises as agreed by the parties, and failing agreement within thirty (30) days after the commencement date, as determined by the Arbitration Act, 1991 of Ontario, it being agreed however that in no event shall the Basic Rent be calculated at rates per square foot that are less than those set forth in the Lease.

          Further, provided the commencement date of the New Lease is a date on or before June 30, 2005, the New Lease shall include a right to extend, a right of first refusal and a right of expansion in favour of the Subtenant on the terms described in sections 5, 9 and 10 of the Sublease, respectively, applied mutatis mutandis; it being agreed and understood, however, that in no event shall the Landlord be obligated to grant the Subtenant a right of first refusal for premises not contained within Phase III of the Complex, whether or not such space then adjoins the Sublet Premises, and it being further agreed and understood that the Basic Rent payable by the Subtenant during the Extension Term (as defined in section 5 of the Sublease) shall be determined in the manner described in this section 3.3 in respect of the initial term of the New Lease.

          Notwithstanding any statutory or other rights to the contrary in favour of the Subtenant (including without limitation the provision of sections 21 and 39(2) of the Commercial Tenancies Act or any successor legislation thereto), which rights are hereby expressly waived by the Subtenant, but except for the obligation of the Subtenant to lease the Sublet Premises pursuant to the New Lease referred to in this section
          3.3 (and the Landlord's obligation to enter into such New Lease with the Subtenant), the termination, repudiation or disclaimer of the Lease shall terminate any right of the Subtenant to occupy the Sublet Premises pursuant to the Sublease. In consideration of such waivers by the Subtenant, the Landlord covenants and agrees to grant such New Lease to the Subtenant on the above described terms and conditions.

3.4       Relocation

          If the Lease is terminated, disclaimed or repudiated and if a New Lease for the Sublet Premises is entered into between the Landlord and the Subtenant, all as described in section 3.3 of this consent, the Landlord shall have the right to relocate the Sublet Premises on the terms described below:

          (a) if such termination, repudiation or disclaimer occurs between January 1, 2004 and June 30, 2007, the Landlord may, at its option, relocate that part of the Sublet Premises which forms part of the Office Areas of the Leased Premises (hereinafter called the "Office Space") to office space elsewhere in the Complex of similar size, similar base building finishes and similar base building amenities at the Subtenant's sole cost and expense. For greater certainty, it is agreed and understood that the Landlord is not required to provide leasehold improvements of a similar nature as found in the Office Space or to compensate the Subtenant for the improvements comprising the Office Space being relocated. It is further agreed and

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               understood that the Landlord shall not have the right to require the Subtenant to relocate any area in the Sublet Premises comprising part of the Non-Office Areas of the Leased Premises being used by the Subtenant as a laboratory (hereinafter called the "Lab Space"); and

          (b) if such termination, repudiation or disclaimer occurs on or after July 1, 2007, the Landlord may, at its option, relocate either or both the Office Space and Lab Space to space elsewhere in the Complex of similar size, base building finishes and amenities. The relocation of the Office Space shall be at the Subtenant's sole cost and expense; it being agreed and understood that the Landlord is not required to provide leasehold improvements of a similar nature as those found in the Office Space or to compensate the Subtenant for the improvements comprising the Office Space being relocated. If the Landlord elects to relocate the Lab Space, the Landlord shall reimburse the Subtenant for all reasonable costs incurred by the Subtenant as a direct result of such relocation of the Lab Space, including its physical move, the rebuilding of the Leasehold Improvements in the new Lab Space to a standard comparable to those found in the Lab Space at the time of such relocation and the reconnection of existing communication lines. In no event, however, shall the Landlord be liable for or obligated to reimburse the Subtenant for any indirect costs, including without limitation, interruption or loss of business.


          In each case, the term of the New Lease shall terminate with respect to the relocated Office Space or Lab Space, as the case may be, and shall commence with respect to the new Office Space or new Lab Space, as the case may be, one hundred and twenty (120) days following the delivery to the Subtenant by the Landlord of written notice of the Landlord's election to relocate the Sublet Premises pursuant to the terms of this section 3.4, and provided the Landlord has completed its aforesaid required work, if any, in the Office Space or Lab Space, as the case may be.

4.        Permitted Use of the Sublet Premises

The Landlord agrees that notwithstanding the definitions of "Permitted Use" and "Business" contained in the Lease, the Subtenant shall be permitted to use the Sublet Premises for the purposes of general business offices, which may include without limitation, software sales (it being agreed and understood however, that the Sublet Premises shall not be used for commercial sales to the general public), marketing software development, and a software development computer laboratory in the Lab Space.

5.        Landlord Covenant

No approval or further consent of any other person, firm or corporation is required in order for the Landlord to provide this consent, including without limitation, any approval or consent of any mortgagee or assignee of the Landlord's interest in the Lease or in the Sublet Premises.

6.        Notice

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Any notice required or contemplated by any provision of this consent shall be in writing and, if to the Landlord, addressed to the Landlord at the Landlord's Address, if to the Tenant, addressed to the Tenant at the Tenant's Address, and if to the Subtenant to MetaSolv, Inc. 5560 Tennyson Parkway, Plano, Texas 75024, Facsimile No. 972-403-8989, to the attention of: General Counsel, with a copy to Purchasing Department.

7.        Defined Terms

Except as otherwise defined herein, the parties acknowledge that the defined terms used herein have the same meaning as the defined terms contained in the Lease.

8.        Costs

The Tenant and Sublandlord shall be jointly and severally liable to the Landlord for its legal costs reasonably incurred in connection with this consent, and notwithstanding anything contained herein, the Landlord's consent to the Sublease is conditional upon such costs being paid. Such costs shall be deemed to be charges payable as Rent by the Tenant under the Lease.

9.        Enurement

This consent shall be binding upon and enforceable against the parties hereto and their respective successors and assigns and shall enure to the benefit of and be enforceable by the Landlord and its successors and assigns, and the Tenant and Subtenant and their respective permitted successors and assigns.

IN WITNESS OF WHICH the parties have duly executed this consent.

                                      MITEL RESEARCH PARK CORPORATION


                                      By:  /s/  Dave Barr                   c/s
                                           ------------------------------------
                                      Name: Dave Barr
                                      Title: Site Director

                                      I have authority to bind the Corporation.


                                      ZARLINK SEMICONDUCTOR INC.


                                      By: /s/  Dan McIntyre                 c/s
                                          -------------------------------------
                                      Name: Dan McIntyre
                                      Title: Sr.V.P

                                      I have authority to bind the Corporation.

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                                       -9-

                                      METASOLV SOFTWARE CANADA INC.

                                      By: /s/  Johnathan K Hustis           c/s
                                          -------------------------------------
                                      Name: Jonathan K. Hustis
                                      Title: Secretary

                                      I have authority to bind the Corporation.